UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2011

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 CONSTITUTION DRIVE MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2011, Geron Corporation (the “Company”) and Thomas B. Okarma, M.D., Ph.D., the Company’s former President and Chief Executive Officer, entered into a Transition and Separation Agreement (the “Agreement”), effective as of February 19, 2011, that provides for, among other things, a lump sum cash severance payment of $802,500 and 12 months of continued health care coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, which he is entitled to receive in connection with his termination of employment under his 2003 employment agreement, and the full acceleration of vesting and exercisability of previously unvested stock options to purchase up to 264,169 shares of the Company’s common stock. In addition, the exercise period of all stock options held by Dr. Okarma was extended to the earlier of February 8, 2014 and the original expiration date of such stock option. As consideration, Dr. Okarma has provided the Company with a general release of claims against the Company.  In addition, pursuant to the Agreement, Dr. Okarma has agreed to serve as a non-exclusive independent consultant to the Company until July 9, 2013 and will receive for such services an aggregate of $401,250 in consulting fees, payable in quarterly installments, and a lump sum cash payment of $72,000 that is intended to compensate Dr. Okarma for expenses incurred by him in connection with office space and administrative support during the consulting period.  Dr. Okarma is also entitled to continued vesting of 170,000 shares of unvested restricted stock awards such that the shares will become vested in full on August 8, 2011 if Dr. Okarma continues to serve as a consultant to the Company through such time, and 337,500 shares of performance-based restricted stock will remain eligible for vesting based on Dr. Okarma’s continued service as a consultant and in accordance with the original terms of the award if the respective performance conditions are achieved by July 9, 2013. The Company is also obligated to pay Dr. Okarma $24,000, which is intended to compensate him for healthcare benefits not covered by Medicare and up to $12,500 for the reimbursement of legal fees. The indemnification and confidentiality provisions of his 2003 employment agreement with the Company remain in full force and effect.

The foregoing description of the Agreement between the Company and Dr. Okarma is qualified in its entirety by reference to the full text of the agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	February 15, 2011	By:	/s/ Olivia K. Bloom
Olivia K. Bloom
Vice President and Chief Accounting Officer